                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                       SPELLING ENTERTAINMENT GROUP INC.

                   (Not to be used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Common Stock, par value $0.001 per share (the "Shares"), of Spelling Entertainment Group Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "THE TENDER OFFER--Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See "THE TENDER OFFER--Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                          FIRST CHICAGO TRUST COMPANY
                                  OF NEW YORK

          BY FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY):
                        (201) 222-4720 or (201) 222-4721

                      Confirm by Telephone: (201) 222-4707

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
    BY OVERNIGHT COURIER:                  BY MAIL:                        BY HAND:

 First Chicago Trust Company     First Chicago Trust Company      First Chicago Trust Company
         of New York                     of New York                      of New York
 Corporate Actions Department    Corporate Actions Department       c/o Securities Transfer
          Suite 4680                      Suite 4660              and Reporting Services Inc.
 14 Wall Street, 8(th) Floor            P.O. Box 2569            Corporate Actions Department
      New York, NY 10005          Jersey City, NJ 07303-2569     100 William Street, Galleria
                                                                      New York, NY 10038
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR
TELEX OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to VSEG Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Viacom International Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 21, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "THE TENDER OFFER--Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

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Number of Shares:
Certificate Nos. (If Available):
                                                       SIGNATURE(S) OF HOLDER(S)
Check one box if Shares will be delivered by                 Dated:  , 199
book-entry transfer:                                      Name(s) of Holders:
/ / The Depositary Trust Company
Account No.
                                                          PLEASE TYPE OR PRINT
                                                                ADDRESS
                                                                ZIP CODE
                                                      AREA CODE AND TELEPHONE NO.

------------------------------------------------------------------------------------------
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
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member in good standing of the Security Transfer Agent Medallion Signature Guarantee Program or is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at the The Depository Trust Company, with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

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
NAME OF FIRM                                   TITLE

AUTHORIZED SIGNATURE                           ADDRESS                             ZIP CODE

                    NAME:
            PLEASE TYPE OR PRINT               AREA CODE AND TELEPHONE NO.
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                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.
Dated: ___________, 199_

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